As filed with the Securities and Exchange Commission on May 25, 2001

                                                 Registration No. ____________
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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 10

                GENERAL FORM FOR REGISTRATION OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     CENDANT MEMBERSHIP SERVICES, INC.
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           (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                                   54-1178644
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      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)


    100 Connecticut Avenue, Norwalk, CT                      06850-3561
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  (Address of Principal Executive Offices)                   (Zip Code)

                               (203) 956-1000
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           (Registrant's Telephone Number, Including Area Code)



        Securities to be registered under Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         To Be So Registered                    Each Class is to be Registered
--------------------------------------          ------------------------------
Common Stock, par value $.01 per share            The New York Stock Exchange


        Securities to be registered under Section 12(g) of the Act:

                                    None
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                              (Title of Class)


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                     CENDANT MEMBERSHIP SERVICES, INC.

            I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND
                    INCORPORATED IN FORM 10 BY REFERENCE

         Our Information Statement may be found as Exhibit 99.1 to the Form
10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.


                               CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10


Item              Item Caption                                    Location in Information Statement
--------------    --------------------------------------------    -----------------------------------------------------

Item 1.           Business....................................    "Summary," "The Distribution," "Risk Factors,"
                                                                  "Forward-Looking Statements," "Capitalization,"
                                                                  "Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations," "Business,"
                                                                  and "Relationship Between Cendant and Our Company
                                                                  After the Distribution."

Item 2.           Financial Information........................   "Summary," "Capitalization," "Selected Financial
                                                                  Data," "Management's Discussion and Analysis of
                                                                  Financial Condition and Results of Operations,"
                                                                  and "Index to Combined Financial Statements."

Item 3.           Properties...................................   "Business--Properties."

Item 4.           Security Ownership of Certain Beneficial        "The Distribution,"  "Management," and "Ownership
                  Owners and Management........................   of Our Common Stock."

Item 5.           Directors and Executive Officers.............   "Management."

Item 6.           Executive Compensation.......................   "Management," and "Ownership of Our Common Stock."

Item 7.           Our Relationships and Related Transactions...
                                                                  "Summary," and "Relationship Between Cendant and
                                                                  Our Company After the Distribution."

Item 8.           Legal Proceedings............................   "Business--Legal Proceedings." and "Risk Factors"


Item 9.           Market Price of and Dividends on the
                  Registrant's Common Equity and Related
                  Shareholder Matters..........................   "The Distribution," "Dividend  Policy," and
                                                                  "Description of Our Capital Stock."

Item 10.          Recent Sales of Unregistered Securities......   None.

Item 11.          Description of Registrant's Securities to
                  be Registered................................   "The Distribution," "Dividend Policy," and
                                                                  "Description of Our Capital Stock."

Item 12.          Indemnification of Directors and Officers....   "Indemnification of Directors and Officers."

Item 13.          Financial Statements and Supplementary Data..
                                                                  "Summary," "Selected Financial Data," and "Index to
                                                                  Combined Financial Statements."

Item 14.          Changes In and Disagreements with
                  Accountants on Accounting and Financial
                  Matters......................................   None.

Item 15.          Financial Statements and Exhibits............   "Index to Combined Financial Statements."






           II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 15. Financial Statements and Exhibits

         (a) List of Financial Statements. The following financial statements are included or incorporated by reference in the Information Statement filed as part of this Registration Statement on Form 10:

Description                                                                Page

   Independent Auditors' Report........................................    F-2
   Combined Balance Sheets as of March 31, 2001 (Unaudited) and
     as of December 31, 2000 and 1999..................................    F-3
   Statements of Combined Operations for the Three Months
     Ended March 31, 2001 (Unaudited) and for the Years Ended
     December 31, 2000, 1999 and 1998..................................    F-4
   Statements of Combined Cash Flows for the Three Months Ended
     March 31, 2001 (Unaudited) and for the Years Ended December
     31, 2000, 1999, and 1998..........................................    F-5
   Statements of Changes in Combined Deficit for the Three Months
     Ended March 31, 2001 (Unaudited) and for the Years Ended
     December 31, 2000, 1999, and 1998.................................    F-7
   Notes to Combined Financial Statements..............................    F-8
   Financial Statement Schedule - Valuation and Qualifying Accounts
     For the Years Ended December 31, 2000, 1999 and 1998..............    S-1

         (b)  Exhibits. The following documents are filed as exhibits to this Form 10:

Exhibit No.                    Description
-----------                    -----------
2.1          Form of Distribution Agreement *

3.1          Restated Certificate of Incorporation of Cendant Membership
             Services, Inc.*

3.2          Amended and Restated Bylaws of Cendant Membership Services, Inc.*

4.1          Form of Rights Agreement*

10.1         Form of Distribution Agreement (filed as Exhibit 2.1).*

10.2         Form of Corporate Services Agreement*

10.3         Form of Tax Sharing and Indemnification Agreement*

10.4         Form of Employee Matters Agreement*

10.5         Form of Travel Services Agreement*

10.6         Form of Master License Agreement*

10.7         Form of  Marketing Agreement*

10.8         Cendant Membership Services, Inc. 2001 Stock Option Plan*

10.9         Form of Employment Agreements*

22.1         List of Subsidiaries of Cendant Membership Services, Inc.*

99.1         Information Statement**


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* To be filed by amendment.
** Filed herewith.




                                 SIGNATURES

         In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       CENDANT MEMBERSHIP SERVICES, INC.


                                       By:   /s/  Peter G. McGonagle
                                            Peter G. McGonagle
                                            Senior Vice President and
                                              Assistant Secretary


Dated:  May 25, 2001




                             INDEX TO EXHIBITS


Exhibit No.  Description
-----------  -----------
2.1          Form of Distribution Agreement *

3.1          Restated Certificate of Incorporation of Cendant Membership
             Services, Inc.*

3.2          Amended and Restated Bylaws of Cendant Membership Services, Inc.*

4.1          Form of Rights Agreement*

10.1         Form of Distribution Agreement (filed as Exhibit 2.1).*

10.2         Form of Corporate Services Agreement*

10.3         Form of Tax Sharing and Indemnification Agreement*

10.4         Form of Employee Matters Agreement*

10.5         Form of Travel Services Agreement*

10.6         Form of Master License Agreement*

10.7         Form of  Marketing Agreement*

10.8         Cendant Membership Services, Inc. 2001 Stock Option Plan*

10.9         Form of Employment Agreements*

22.1         List of Subsidiaries of Cendant Membership Services, Inc.*

99.1         Information Statement**


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* To be filed by amendment.
** Filed herewith.